                                                                    Exhibit O-1

                      LOUISVILLE GAS AND ELECTRIC COMPANY



                        ANALYSIS OF THE ECONOMIC IMPACT
                   OF A DIVESTITURE OF THE GAS OPERATIONS OF
                      LOUISVILLE GAS AND ELECTRIC COMPANY



This study was performed by The Prime Group, LLC to quantify the economic impact on shareholders and customers of divesting the natural gas assets and businesses of Louisville Gas and Electric Company into a stand-alone gas company.



                                 August, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----

I.    EXECUTIVE  SUMMARY...................................................  1

II.   CONCLUSIONS..........................................................  3

III.  COMPANY DESCRIPTIONS.................................................  5

IV.   METHODOLOGY..........................................................  5

V.    STUDY ASSUMPTIONS....................................................  7

VI.   ORGANIZATIONAL STRUCTURE.............................................  9

VII.  ANALYSIS.............................................................  10

VIII. OTHER CUSTOMER IMPACTS...............................................  13


                                  APPENDIXES
                                  ----------


A.   CUSTOMER STATISTICS

B.   INCREASE IN OPERATION AND MAINTENANCE EXPENSES

C.   INCREASED PLANT INVESTMENT

D.   REVENUE REQUIREMENT ANALYSIS

E.   LOST ECONOMIES - RATEPAYER

F.   INVESTOR IMPACT OF LOST ECONOMIES

I.   EXECUTIVE SUMMARY

     The Prime Group, LLC has prepared this "Analysis of the Economic Impact of a Divestiture of the Gas Operations of Louisville Gas and Electric Company" ("Study") on behalf of Louisville Gas and Electric Company ("LG&E") in order to quantify the economic impact on LG&E's shareholders and customers of spinning off its Kentucky natural gas assets and business. LG&E currently provides electric and natural gas service in the north central area of Kentucky and is a first-tier utility operating company subsidiary of LG&E Energy Corp.

     The Study quantifies the economic impacts of operating LG&E's gas business if it were spun-off into a new organization called, for the purpose of this Study, "NewLouGas", and operated as an independent, stand-alone company. The economic impact of operating the electric business as an independent, stand-alone company, "NewLouElectric", is also analyzed.

     The Study evaluates the increased costs or "lost economies" associated with divestiture of LG&E's gas business from two perspectives -- shareholders and customers. The effect on shareholders is the direct result of the increased costs or lost economies resulting from a spin-off or divestiture, absent regulatory rate relief to recoup these lost economies. The effect on shareholders is measured by the change in net income before and after the divestiture. The effect on customers assumes recovery of these lost economies through rate increases, and is divided into two parts. The potential effects on customers have first been evaluated in terms of increased revenue requirements and rates, and second in terms of the impact of other quantifiable and non-quantifiable costs.

     The projected impacts on the shareholders of the lost economies resulting from the spin-off of LG&E's gas business into NewLouGas, assuming no rate adjustments to recover the lost economies and associated incomes taxes, are shown in Table I-1.

--------------------------------------------------------------------------------
                                   Table I-1
--------------------------------------------------------------------------------
                                              Annual Percentage Impact of Lost
Lost Economies As a Percent Of:                Economies on LG&E Shareholders
--------------------------------------------------------------------------------
Total Gas Operating Revenue                                  8.15%
--------------------------------------------------------------------------------
Total Gas Operating Revenue Deductions                       9.85%
--------------------------------------------------------------------------------
Gross Gas Income                                            47.30%
--------------------------------------------------------------------------------
Net Gas Income                                              69.04%
--------------------------------------------------------------------------------

     In Table I-1, the percentage increases are calculated by dividing the lost economies shown in Appendix F by various revenue and income components shown in
Appendix D. Total Gas Operating Revenue is the Base Case revenue requirement shown on the summary page of Appendix D for 12 months ending December 31, 1999./1/ Total Gas Operating Revenue Deductions include all operation and maintenance expenses, administrative and general

_________________________
/1/  The dollar amounts contained in the Study are expressed in 1999 dollars.

expenses, depreciation and all taxes, except income taxes. Gross Gas Income is the difference between Total Gas Operating Revenue and Total Gas Operating Revenue Deductions. Net Gas Income is Gross Gas Income minus Income Taxes.

     Alternatively, assuming that NewLouGas is allowed to increase its rate revenue to recover these lost economies and attendant income taxes through rate increases, the projected impact on LG&E's customers is shown in Table I-2.


          ------------------------------------------------
                              Table I-2
          ------------------------------------------------
           Rate Revenue                      NewLouGas
          ------------------------------------------------
           Pre Spin-off                      $204,675,655
          ------------------------------------------------
           Post Spin-off                     $235,792,342
          ------------------------------------------------
           Increase                          $ 31,116,687
          ------------------------------------------------
           Percent Increase                          15.2%
          ------------------------------------------------


     The Pre Spin-off revenue requirement shown in Table I-2 is the gas base case revenue requirement from the summary page of Appendix D, and represents actual revenue adjusted for the expected return requirements filed in Case No. 2000-080. Likewise, the Post Spin-off Revenue requirement shown in Table I-2 is the gas stand-alone case revenue requirement from the summary page of Appendix D and also reflects the return requirements filed in Case No. 2000-080.

     In addition to the foregoing impacts, the Table I-3 sets forth the impact on LG&E's electric business. This impact is primarily due to the expense of additional employees required to perform a multitude of functions accomplished by employees who currently work for both the electric and gas businesses and assumes that rate recovery of the lost economies and attendant income taxes is allowed by the appropriate regulatory agencies.


     -----------------------------------------------------------
                             Table I-3
     -----------------------------------------------------------
      Rate Revenue              Annual Electric Customer Impact
                                        of Lost Economies
     -----------------------------------------------------------
      Pre Spin-off                         $768,400,832
     -----------------------------------------------------------
      Post Spin-off                        $781,170,285
     -----------------------------------------------------------
      Increase                             $ 12,769,453
     -----------------------------------------------------------
      Percent Increase                          1.7%
     -----------------------------------------------------------


     The Pre Spin-off revenue requirement shown in Table I-3 is the electric base case revenue requirement from the summary page of Appendix D, and represents actual revenue adjusted for the expected return requirements filed in Case No. 2000-080. Likewise, the Post Spin-off Revenue requirement shown in Table I-2 is the electric stand-alone case revenue requirement from the summary page of Appendix D and also reflects the return requirements filed in Case No. 2000-080.

     Finally, NewLouGas's customers who currently purchase both gas and electric service from LG&E would personally incur additional costs, such as postage on a separate envelope, and additional check costs to mail payments to two utilities rather than one. This does not include additional customer confusion resulting from doing business with two utilities rather than one. The increased postage expense alone is $3.96 per customer per year (i.e., $0.33 x 12 = $3.96), which corresponds to $1,054,900 for LG&E's 266,389 combination gas and electric customers.

II.  CONCLUSIONS

     A.   Impact on Gas Operations

     The spin-off of LG&E's current gas business into a stand-alone company is estimated to result in a substantial increase in costs and therefore a substantial decrease in earnings to shareholders absent rate relief to recoup these increased costs. Without an increase in rates, the immediate negative effect on shareholders earnings would be substantial. For example, the earnings contribution related to LG&E's gas business would be decreased by approximately 69 percent as shown in Table I-1. Such a decline would make ownership of shares in this stand-alone company unattractive.

     The recovery of these cost increases through rates charged to customers in Kentucky would result in a significant increase in the level of cost borne by these customers with no attendant increase in the level or quality of service. The rate increases required to provide the level of revenue needed to cover costs to operate NewLouGas will be significant, amounting to approximately $31.1 million, as shown in Table I-2. Such a rate increase would negatively impact NewLouGas's competitive position at a time when competition in the energy industry is rapidly increasing due to Federal Energy Regulatory Commission ("FERC") Order No. 636 and other FERC and state regulatory initiatives, such as the current trend toward retail service unbundling.

     The potential by-pass of Local Distribution Companies ("LDCs") is becoming a reality that LDCs must face daily, along with the commensurate possibility of a decreasing customer base, resultant rate increases, and potential stranded costs. The FERC has sanctioned the bypass of LDC systems by interstate pipelines in recent years in the interest of competition./2/ In addition, natural gas service continues to compete with alternative fuels.

_____________________

/2/ See KN Wattenberg Transmission LLC's ("KNW") - Front Runner Pipeline application in FERC Docket No. CP98-49-000 for a pipeline that would compete with PSCo's existing pipeline. Also, see FERC Docket No. CP97-256, authorizing KNW to build a 6 mile pipeline lateral bypassing the City of Ft. Morgan's municipal gas system.

     The focus on competition is beginning to require the unbundling of LDC services. This trend is occurring as state commissions, LDCs, and their customers, call for a change in the way LDCs do business. While the objectives of these groups are not always consistent, the result will likely be the same -- increased competition. LDCs already face fierce price competition, and must
remain competitive to avoid shareholder losses and a reduced customer base.   As
a result of the increased costs discussed herein, the competitive position of NewLouGas's bundled and unbundled services will be negatively impacted as the pass through of these cost increases result in higher rates.

     B.   Impact on Electric Operations

     Divesting the LG&E's gas operation would also adversely impact the remaining electric operations. The rate increases required to provide the level of revenue needed to cover costs to operate NewLouElectric will also be significant, amounting to approximately $12.8 million, as shown in Table I-2.

     In addition, the FERC's Order No. 888 rulemaking requiring wholesale electric open access nondiscriminatory transmission services by public utilities and state retail wheeling initiatives are expected to increase competition in the electric industry./3/ The lost economies estimated for LG&E's remaining electric company, if divestiture of gas operations were required, would also have an adverse impact on its ability to successfully compete in the electric industry. A forced divestiture would result in the remaining electric company being less competitive than it would be as part of a combined company.


     C. Divestiture Would Impede the Economic and Efficient Development of an Integrated Public Utility System

     As previously discussed in the Executive Summary, there is approximately $31.1 million in annual revenue increases needed for NewLouGas, shown in Table I-2, and an additional $12.8 million in annual revenue increases as a result of lost economies, including income taxes, that would impact LG&E's remaining electric company and its customers as shown in Table I-3. Therefore, the total rate increases that would be required are approximately $43.9 million annually.

     Based on the foregoing conclusions, spinning off the gas business would adversely impact shareholders and both electric and gas customers through higher costs and thus higher rates, and would tend toward uneconomical and inefficient public utility systems. By contrast,

__________________________

/3/ Promoting Wholesale Competition Through Open Access Non-Discriminatory Transmission Service by Public Utilities; Recovery of Stranded Costs by Public Utilities and Transmitting Utilities, Order N. 888, FERC Stats. and Regs. (Regulations Preambles, 1991-1996) (P) 31,036 (1996), order on rehearing, Order 888-A III FERC Stats & Regs. (Regulations Preambles)
     (P) 31,048 (1997), order on rehearing, Order No. 888-B, 81 FERC (P) 61,248
     (1997), order on rehearing, Order No. 888-C, 82 FERC (P) 61,046 (1998), appeals pending in D.C. Cir. Case Nos. 97-1715.

allowing LG&E to retain its gas assets and business would not impede the economical and efficient development of an integrated public utility system.

III.  COMPANY DESCRIPTIONS

      LG&E is a combination electric and gas utility, engaged in the generation, purchase, transmission, distribution and sale of electricity, and in the purchase, distribution, and sale of natural gas. Total actual gas revenues for the year ended 1999 are approximately $177.6 million. They have not been adjusted to reflect the return requirement filed in Case No. 2000-080. Annual gas sales to ultimate consumers are approximately 49.6 million Mcf. Total actual electric revenues for the year ended 1999 are approximately $790.7 million and annual sales to ultimate consumers are approximately 11.2 million megawatt hours (Mwh).

      LG&E served an average of 293,090 natural gas customers and 365,150 electric customers for the calendar year of 1999.

IV.   METHODOLOGY

      The Base Case for the Study is a revenue requirement analysis developed from LG&E's FERC Form 1 and FERC Form 2 for the twelve months ended December 31, 1999. The impact of the spin-off is determined by comparing the results for the stand-alone gas company and the remaining electric company to the Base Case.

      Costs for the stand-alone companies were estimated on a function-by-function basis using one of three methodologies to estimate costs.

      1. Functions that Vary with the Number of Customers Served. The first methodology assumes that the number of customers is the principal cost driver for the function and assumes that the cost of performing a function per customer will remain the same after the divestiture as before. These costs are determined by multiplying the cost per customer by the number of customers served by the stand-alone company. At year-end, LG&E served 26,715 customers that purchase only natural gas service, 90,093 customers that purchase only electric service, and 266,389 customers that purchase both natural gas and electric service from LG&E. Thus, a stand-alone gas company, such as NewLouGas, would serve 293,104 customers, and the remaining electric company would serve 356,482 customers if LG&E's natural gas business were divested. These statistics are shown in Appendix A. Functions for which costs were estimated in this manner include: customer service centers, business offices, customer service, revenue collection, field services, meter reading, collection/service, revenue protection, office services, customer accounting, remittance, and certain information technology ("IT") responsibility centers related to performing customer transactions.

     2. Functions that Vary with the Number of Employees. The second methodology assumes that the number of employees is the principal cost driver for the function and assumes that the cost of performing a function per employee will remain the same after the divestiture. These costs are determined by multiplying the cost per employee by the number of employees served by the stand-alone gas company and stand-alone electric company. Functions for which costs were estimated in this manner include: information technology desktop ("ITD") finance and materials, IT desktop operations, network architecture, technology support services, and IT webmaster and administration.

     3. Functions that are Invariant with the Number of Customers and Employees. The third methodology assumes that, to provide an equivalent quality of service, the function currently performed in the combined company would need to be duplicated in the stand-alone company, i.e., each company would need a separate organization to perform the function. These costs were determined based on information provided by the department heads regarding the staffing level and other resources required to perform the function in each stand-alone company. The costs were estimated by assigning the current dollar amount for performing these functions after adjusting for staffing levels required to perform the function for the stand-alone companies. Functions for which costs were estimated in this manner are: employee benefits, employee development, major accounts, economic development, market research, forecasting, load research, rates and regulatory, residential sales, marketing, operating services, strategic sourcing, inventory management, investment recovery, facilities management, real estate and right of way, corporate security, occupational health and safety services, environmental, budgeting, financial planning, financial forecasting, utility tax, property accounting, general accounting, financial reporting, accounts payable, payroll, finance, risk management, internal auditing, IT security, external affairs, corporate law, corporate communication, internal communications, marketing communications, public information.

     As a result of discussions with numerous personnel in LG&E's gas business, the major functional cost components associated with a divestiture were identified, quantified, and included in the Study results. Because costs were analyzed on a functional basis and The Prime Group did not conduct an exhaustive analysis of every cost component that might be associated with a divestiture, the Study results are likely to be conservative and at the low end of the actual divestiture costs.

V.   STUDY ASSUMPTIONS

     Employees with experience in all major facets of LG&E's gas operations were consulted regarding the assumptions and information utilized in the analysis. The major assumptions that were employed in developing the Study are:

     A. For the purposes of developing the financial impacts of divesting the gas business, it is assumed that LG&E's natural gas business is spun-off and will be operated as an independent, stand-alone company. Therefore, it will have all of the necessary management and personnel, along with the computer systems, facilities, equipment, materials and supplies required to operate as a stand-alone gas company. The Study assumes that it would be possible to spin-off LG&E's gas business into a stand-alone company for the following reasons:

          1.   The electric and gas systems are physically separate;

          2. A large number of personnel who are directly involved in the day-to-day operations of the electric and gas physical plant ("systems") are dedicated electric-only or gas-only;

          3. The regulatory treatment of the respective electric and gas revenue requirements and tariff filings is, for the most part, handled separately; and,

          4. In other parts of the country, stand-alone electric and gas companies routinely share overlapping service territories.

     B. The guiding principle for determining the staffing requirements for the stand-alone gas company was that sufficient personnel would be employed to assure that all functions necessary to maintain the present level and quality of service would be adequately performed. The management of LG&E's gas business provided estimates of the staffing levels, as well as any other operational and administrative changes necessary to maintain the same level and quality of service to its gas customers after a spin-off of the gas business.

     C. Labor costs are assumed to change in direct proportion with changes in the number of employees.

     D. All gas related costs, such as the cost of gas, have been included in the costs for the stand-alone company.

     E. All direct costs for operating the gas business, such as gas control and storage and distribution operation and maintenance, are assumed to remain the same.

     F. Annual facility costs related to the additional employees required to maintain the current levels of service have been incorporated into the analysis.

     G. For the purpose of showing the final impact on customers, it is assumed that full recovery of all of the lost economies, including income taxes, would be allowed in a formal rate proceeding after divestiture, and that the current rate levels remain unchanged until that time.

     H. It is assumed that the stand-alone company would be subject to the regulation of the same state and federal agencies that currently regulate the combined company.

     I. If there currently exists a contract for services from independent third-parties, the contract will continue for the spun-off company. (For example, LG&E currently purchases gas transportation service from Texas Gas Transmission Corporation and Tennessee Gas Pipeline Company. This analysis assumes that the current contractual arrangements with these interstate pipelines will remain in place.)

     J. The LG&E organizational structure as of December 31, 1999 was used as the basis (or template) for developing the NewLouGas and NewLouElectric organizational structures.

     K. Pensions, benefits and other overheads are assumed to change in direct proportion with changes in labor costs.

     L. Executive and administrative support from LG&E would cease upon any divestiture, and these functions have been provided for in the NewLouGas organizational structure.

     M.   Separate gas bills will be provided for each customer of NewLouGas.

     N. In the event LG&E was required to divest its gas operations, and assuming the assets were spun-off into a new stand-alone corporation, the requirements of the existing indentures would result in the need to recapitalize at the time of the spin-off. It was assumed that the cost of capital would be the same for the two new companies as for the combined company. This is a very conservative assumption, because (i) the stand-alone companies would be riskier, (ii) the stand-alone gas company would have to recapitalize at higher market rates, and (iii) the stand-alone gas company would incur additional costs associated with the issuance of securities.

     O. The current capital structure of LG&E is used for the purpose of analyzing capital costs for NewLouGas. As of December 31, 1999, LG&E's gas rate base was capitalized as follows:


                                       Ratio     Cost    Composite Cost
                                       -----     ----    ---------------
               Long Term Debt         48.96%     5.55%        2.71%
               Preferred               6.25%     5.19%        0.32%
               Common Equity          44.79%    12.00%        5.37%
                                     ------                   ----
                     Total:          100.00%                  8.40%


          The 12.00% rate of return on equity is based on cost of equity estimates in Case No. 2000-080 before the Kentucky Public Service Commission, submitted by LG&E on March 30, 2000. The revenue calculations for the Base Case and for the stand-alone companies are calculated using the above cost of capital.

     P. All electric related costs, such as the cost of purchased power, have been included in the costs for the stand-alone electric company.

     Q. All direct costs for operating the electric business, such as the control center and electric transmission and distribution operations and maintenance, are assumed to remain the same.

VI.  ORGANIZATIONAL STRUCTURE FOR REPORTING RESULTS

     Results of the functional analysis of cost changes due to divestiture are reported by combining each of the identified functions under the officer responsible for each function. The organizational structure used to report the results of the analysis is as follows:

          Chief Executive Officer (CEO) -- The CEO reports to the Board of
          -----------------------------
          Directors and is responsible for overseeing the entire Company. The CEO oversees four direct-report executives: 1) President & Chief Operating Officer; 2) Vice President & Chief Financial Officer; 3) Vice President, General Counsel and Secretary; and 4) Vice President & Chief Administrative officer.

          President & Chief Operating Officer (COO) -- The President & COO
          -----------------------------------------
          reports directly to the CEO and is responsible for the overall operating activities of the Company. The President & COO oversees the following areas: power generation, distribution operations, retail electric business, retail gas business, marketing, customer service, regulatory affairs, environmental affairs, and energy services.

          Vice President and Chief Financial Officer (CFO) -- The CFO reports
          ------------------------------------------------
          directly to the CEO and is responsible for the following areas: strategic planning, business development, planning & budgeting, accounting, corporate tax, payroll, treasurer, risk management and claims, and information technology.

          Vice President, General Counsel and Secretary -- The General Counsel
          ---------------------------------------------
          reports directly to the CEO and oversees: legal counsel, the governmental affairs, corporate communications and external affairs.

          Vice President and Chief Administrative Officer -- The Chief
          -----------------------------------------------
          Administrative Officer reports directly to the CEO and oversees: human resources, health & safety, industrial relations, supply & logistics and strategic sourcing.

VII.  ANALYSIS

      A.  Annual Increases in Operation and Maintenance Expense

     Increased operation and maintenance expenses were estimated by function and summarized on the basis of the responsible executive officer of the NewLouGas to which the functional area would report. Based upon the foregoing assumptions and staffing requirements, NewLouGas would realize the following cost increases:

      1.    Chief Executive Officer              $   501,700
      2.    Chief Operating Officer              $ 6,472,753
      3.    Chief Financial Officer              $ 8,458,125
      4.    General Counsel & Secretary          $ 1,576,454
      5.    Chief Administrative Officer         $ 4,342,133
                                                 -----------
                    Total                        $21,351,145

      A summary of the cost increases reported for each major functional area for both NewLouGas and NewLouElectric is shown in Appendix B in this study.

      B.  Capital Cost Increases

      Using the capital as discussed earlier, and recasting the cost of capitalizing the gas assets using LG&E's existing capital structure as a proxy for NewLouGas results in the following:

                                  Ratio       Cost      Composite Cost
                                  -----       ----      --------------
               Long Term Debt     48.96%      5.55%          2.71%
               Preferred           6.25%      5.19%          0.32%
               Common Equity      44.79%     12.00%          5.37%
                                 ------                      ----
                     Total:      100.00%                     8.40%


      As shown in Appendix D, applying the foregoing capital cost to NewLouGas results in the following increased annual capital costs:

               Capital Costs                            $ 2,930,426

This represents the additional return requirement associated with common plant that must be duplicated in the stand-alone gas company as compared to the base case.

     C.   Additional Plant Investments

     In order to operate as a stand-alone business, NewLouGas would have to replicate certain plant items such as service centers and office space, computer and office equipment, software, and transportation equipment. These plant additions are detailed in Appendix C.

     D.   Additional Revenue Requirements

     Set forth below is a table summarizing the increase in annual revenue requirements of forming a new stand-alone gas business, both including and excluding, gas supply Expenses:



--------------------------------------------------------------------------------
                                  Table VI-1

                    Increase in Annual Revenue Requirements
                        For a Stand-Alone Gas Business
--------------------------------------------------------------------------------
                              Annual Revenue              Annual Revenue
                        Requirement Excl. Gas Cost    Requirement Incl. Gas Cost
--------------------------------------------------------------------------------
Base Case - Gas                $ 89,930,232                 $204,675,655
--------------------------------------------------------------------------------
NewLouGas                      $121,046,919                 $235,792,342
--------------------------------------------------------------------------------
Increase                       $ 31,116,687                 $ 31,116,687
--------------------------------------------------------------------------------
Percentage Increase                    34.6%                        15.2%
--------------------------------------------------------------------------------


     Set forth below is a table summarizing the increase in annual revenue requirements of forming a new stand-alone electric business:

--------------------------------------------------------------------------------
                                  Table VI-2

                    Increase in Annual Revenue Requirements
                      For a Stand-Alone Electric Business
--------------------------------------------------------------------------------

                                                Annual Revenue Requirement
                                                   To Retail Customers
                                                 (Excl. Sales for Resale)
--------------------------------------------------------------------------------
Base Case - Electric                                   $547,064,927
--------------------------------------------------------------------------------
NewLouElectric                                         $559,834,380
--------------------------------------------------------------------------------
Increase                                               $ 12,769,453
--------------------------------------------------------------------------------
Percentage Increase                                             2.3%
--------------------------------------------------------------------------------


     The detailed calculations showing the revenue requirement analysis are included in Appendix D. The revenue requirements shown in Table VI-2 are reduced by sales for resale (Account 447) of $221,335,905. This analysis shows the impact on customer rates as a result of a divestiture of LG&E's gas business. The additional revenue requirement includes the increase in the following costs: (1) operation and maintenance expenses, (2) depreciation on the additional investment, (3) taxes other than income taxes, (4) return on additional investment, and (5) the effect of income taxes.

     D.   Total Lost Economies

     Summarizing the increased cost and additional investments that were incurred compared to the Base Case Study yields the following total lost economies before the effect of income taxes:

               Lost Economies - Gas              $29,770,087

               Lost Economies - Electric         $12,419,982

               Total Lost Economies              $42,190,069


     The calculation of the lost economies is shown in Appendix E.

     E.   Income Taxes

     Recovery of the foregoing lost economies in a general rate proceeding would also require an increase to recover income taxes associated with the lost economies. The following is a summary of the revenue requirement impact of income taxes:

               Additional Income Taxes - Gas           $1,346,600

               Additional Income Taxes - Electric      $  349,471

               Total Additional Income Taxes           $1,696,071

       The calculation of the additional income taxes is also shown in Appendix E.

       If the additional revenue requirement is not recovered through rates, the lost economies would have to be absorbed by investors. However, the reduction in operating income would reduce the taxable income of both utilities. Appendix F shows the investor impact of the lost economies on NewLouGas.

VIII.  OTHER CUSTOMER IMPACTS

       A.  Quantifiable Postage Costs

       Customers who currently pay their monthly bill with one check and one stamp will be required to use two separate checks and two separate stamps in paying the remaining electric company and NewLouGas. For the gas and electric customers of LG&E, the doubling of postage cost alone, not counting check and envelope costs, will result in a total annual out-of-pocket cost increase to customers of over $1,054,900 annually (calculated as 266,389 customers x $0.33 x 12 months). This calculation is shown in Appendix A.

       B.  Non-quantifiable

       In addition to the quantifiable increased costs or lost economies that have been evaluated and included in the Study, there are other non-quantifiable costs which have not been included. The reason for not attempting to quantify these costs is that a meaningful estimate of these costs is beyond the scope of the present analysis. However these costs do exist, and the following are a few examples of these non-quantifiable costs.

       . The cost of additional regulation for the Kentucky Public Service Commission. The staffs of these agencies would undoubtedly experience additional duties and responsibilities as a result of dealing with an additional utility.

       . The cost to customers as a result of doing business with two utilities instead of one, including additional telephone calls for service questions or bill inquiries.

       . The cost to customers of providing access to meters and other facilities for two utilities.

       . The cost to customers, especially contractors and builders, of dealing with two utilities rather than one, for installation or maintenance of electric and gas service facilities.

                                  Appendix A

                              Customer Statistics

                                                                 Divested Gas Company
                                                   ---------------------------------------------------------------
                                                                     Combination
Estimated Divested                 Present                                 Gas &                       Percent of
  Costs based on                  Combined          Gas Only            Electric       Total Gas         Combined
Customer-Transactions              Company         Customers           Customers       Customers          Company

                                                                                                       ----------
                                  383,197            26,715              266,389        293,104             76.49%
                                                                                                       ----------
                                                               Divested Electric Company
                                                   ---------------------------------------------------------------
                                                 Combination
Estimated Divested                                     Gas &                          Percent of
  Costs based on             Electric Only          Electric      Total Electric       Combined
Customer-Transactions            Customers         Customers           Customers        Company

                                                                                      --------
                                  90,093             266,389           356,482           93.03%
                                                                                      --------
                                                 Customer Impact - Postage:
                                                 -------------------------
                                                   Additional Customer Bills           266,389
                                                   Postage Rate                     $     0.33
                                                                                    ----------
                                                   Monthly                          $   87,908
                                                   Months                                   12
                                                                                    ----------
                                                   Annual Impact                    $1,054,900
                                                                                    ----------

                                  Appendix B

                              Annual Increase in

                      Operation and Maintenance Expenses

                    ANNUAL COST INCREASES - (900 Accounts)
                    --------------------------------------
                 Includes - Cust. Accts., Cust. Serv., Sales,
                 Admin. & Gen. and Mtce. Of Gen. Plt. Expenses

                                                                          Total              LouGasCo           LouElecCo
                                                                       ----------------------------------------------------
Chief Executive Officer                                                $    539,000        $    501,700        $     37,300

Chief Operating Officer
    Customer Support                                                     10,418,539           5,940,302           4,478,237
    Regulatory & Other                                                      994,965             532,451             462,513
                                                                       ----------------------------------------------------
      Total COO                                                        $ 11,413,504        $  6,472,753        $  4,940,751

Chief Financial Officer
    Information Technology                                                6,892,303           5,422,969           1,469,334
    Accounting & Other                                                    3,837,728           3,035,156             802,572
                                                                       ----------------------------------------------------
      Total CFO                                                        $ 10,730,031        $  8,458,125        $  2,271,906

General Counsel & Secretary                                            $  1,668,939        $  1,576,454        $     92,484

Chief Administrative Officer
    Human Resources                                                       1,964,369           1,539,599             424,770
    Customer Bills & Other Mailings                                       1,478,508             885,870             592,637
    Operating Services                                                    1,751,178           1,010,276             740,902
    Other                                                                   690,159             906,367            (216,208)
                                                                       ----------------------------------------------------
      Total CAO                                                        $  5,884,214        $  4,342,113        $  1,542,101

      Total Increase - A & G Expenses                                  $ 30,235,688        $ 21,351,145        $  8,884,542

                        LOUIS GAS AND ELECTRIC COMPANY
     Estimated Annual Increase in Gas and Electric Expenses- (900 Accounts)
                     Assuming Divestiture of Gas Business

                                                        TOTAL EXPENSES - ACTUAL            TOTAL EXPENSES - DIVESTED
                                                   -------------------------------      -------------------------------
                                                   COMBINED        GAS    ELECTRIC      COMBINED        GAS    ELECTRIC
Chairman & CEO                                      197,356     37,300     160,055       736,356    539,000     197,356

President & COO  (Vice Chairman & COO)              239,352     45,238     194,115       578,152    338,800     239,352

       Exec. VP Power Generation                    236,547     44,707     191,840       236,547          -     236,547
          Dir. HR Power Generation
          Dir. Fuels Mgmt.
          Dir. Systems Operations
          Pwr. Gen & Eng. Serv. - LG&E
          VP Generation                              55,343         -       55,343        55,343          -      55,343
       Power Gen. Overheads Expenses              6,393,196         47   6,393,149     6,393,196          -   6,393,196
                                                  ---------  ---------   ---------     ---------  ---------   ---------
             Total Power Generation               6,685,086     44,755   6,640,332     6,685,086          -   6,685,086
                                                  ---------  ---------   ---------     ---------  ---------   ---------
       Sr. VP Distribution Operations
          VP Electric Retail Business               316,368          -     316,368       501,168    184,800     316,368
          VP Gas Service Business                   476,548    476,548           -       476,548    476,548           -
       Retail Elec. Overheads Expenses            3,218,077        158   3,217,918     3,218,077          -   3,218,077
       Gas Overheads Expenses                     2,392,995  2,392,995           -     2,392,995  2,392,995           -
                                                  ---------  ---------   ---------     ---------  ---------   ---------
         Total Distribution Operations            6,403,989  2,869,702   3,534,286     6,588,789  3,054,344   3,534,445
                                                  ---------  ---------   ---------     ---------  ---------   ---------

       Group Exec. Retail Business                  671,459    135,621     535,838       825,459    154,000     671,459
          VP Sales & Service                         50,452      9,535      40,917        50,452          -      50,452
          Dir. Home Serv. & Gas Sales                10,459     10,459           -        10,459     10,459           -
          Dir Marketing                              28,342     26,465       1,877        28,342     28,342           -
          Dir. Customer Service                     316,764    100,370     216,394       536,970    242,290     294,680
          Revenue Collection                      1,018,196    412,416     605,780     1,726,021    778,809     947,211
          Meter Reading                           3,903,810  1,651,179   2,252,631     6,617,641  2,985,990   3,631,651
          Meter Reading - Office                    640,075    261,565     378,510     1,085,039    489,588     595,451
          Revenue Protection                        108,476     44,428      64,048       183,886     82,973     100,914
          Customer Accounting                     1,098,916    438,053     660,863     1,862,855    840,551   1,022,304
          Remittance                                551,432    189,161     362,270       934,773    421,785     512,988
          Major Accts - Industr.                    317,952     60,222     257,730       635,904    317,952     317,952
          Major Accts - Comm.                       283,122     66,020     217,102       566,245    283,122     283,122
          Econ Devel. - Major Accts                 231,092     55,034     176,058       462,183    231,092     231,092
          Market Research                           642,675    150,726     491,949     1,285,351    642,675     642,675
          Marketing                                 475,409     90,855     384,553       792,348    396,174     396,174
          Residential Sales                         321,863     75,172     246,691       590,082    268,219     321,863
          Gas Sales                                 877,108    877,108           -       877,108    877,108           -
          Customer Service Center                   453,347    163,388     289,958       768,502    346,761     421,741
          Business Offices                          645,328    237,922     407,406     1,093,944    493,606     600,338
          Customer Service                        2,093,159    838,835   1,254,324     3,548,272  1,601,039   1,947,232
          Uncollectible Accounts                  1,925,000    462,000   1,463,000     1,925,000    462,000   1,463,000
          Field Service                             245,646     86,567     159,079       416,414    187,893     228,521
          Collection Service                        726,971    315,076     411,895     1,232,343    556,054     676,289
                                                  ---------  ---------   ---------     ---------  ---------   ---------
          Total Group Exec. Retail Business      17,637,053  6,758,178  10,878,875    28,055,592 12,698,481  15,357,112
                                                  ---------  ---------   ---------     ---------  ---------   ---------
                                                                 ADDITIONAL EXPENSES
                                                      --------------------------------------
                                                        COMBINED             GAS    ELECTRIC
Chairman & CEO                                           539,000         501,700      37,300

President & COO  (Vice Chairman & COO)                   338,800         293,562      45,238

       Exec. VP Power Generation                               -         (44,707)     44,707
          Dir. HR Power Generation
          Dir. Fuels Mgmt.
          Dir. Systems Operations
          Pwr. Gen & Eng. Serv. - LG&E
          VP Generation                                        -               -           -
       Power Gen. Overheads Expenses                           -             (47)         47
                                                      ----------       ---------   ---------
             Total Power Generation                            -         (44,755)     44,755
                                                      ----------       ---------   ---------
       Sr. VP Distribution Operations
          VP Electric Retail Business                    184,800         184,800           -
          VP Gas Service Business                              -               -           -
       Retail Elec. Overheads Expenses                         -            (158)        158
       Gas Overheads Expenses                                  -               -           -
                                                      ----------       ---------   ---------
         Total Distribution Operations                   184,800         184,642         158
                                                      ----------       ---------   ---------

       Group Exec. Retail Business                       154,000          18,379     135,621
          VP Sales & Service                                   -          (9,535)      9,535
          Dir. Home Serv. & Gas Sales                          -               -           -
          Dir Marketing                                        -           1,877      (1,877)
          Dir. Customer Service                          220,206         141,920      78,286
          Revenue Collection                             707,824         366,394     341,431
          Meter Reading                                2,713,831       1,334,811   1,379,021
          Meter Reading - Office                         444,964         228,023     216,941
          Revenue Protection                              75,410          38,545      36,865
          Customer Accounting                            763,939         402,498     361,441
          Remittance                                     383,342         232,624     150,718
          Major Accts - Industr.                         317,952         257,730      60,222
          Major Accts - Comm.                            283,122         217,102      66,020
          Econ Devel. - Major Accts                      231,092         176,058      55,034
          Market Research                                642,675         491,949     150,726
          Marketing                                      316,939         305,319      11,620
          Residential Sales                              268,219         193,047      75,172
          Gas Sales                                            -               -           -
          Customer Service Center                        315,155         183,373     131,783
          Business Offices                               448,616         255,684     192,932
          Customer Service                             1,455,112         762,204     692,908
          Uncollectible Accounts                               -               -           -
          Field Service                                  170,767         101,325      69,442
          Collection Service                             505,372         240,978     264,395
                                                      ----------       ---------   ---------
          Total Group Exec. Retail Business           10,418,539       5,940,302   4,478,237
                                                      ----------       ---------   ---------

                        LOUIS GAS AND ELECTRIC COMPANY
     Estimated Annual Increase in Gas and Electric Expenses- (900 Accounts)
                     Assuming Divestiture of Gas Business

                                                        TOTAL EXPENSES - ACTUAL            TOTAL EXPENSES - DIVESTED
                                                   -------------------------------      -------------------------------
                                                   COMBINED        GAS    ELECTRIC      COMBINED        GAS    ELECTRIC
President & COO  (continued)
----------------------------
       Group Exec. Regulatory Affairs            451,348      85,305      366,043     451,348           -      451,348
          Dir. Exvironmental Affairs           1,161,719     226,482      935,237   1,394,062     232,344    1,161,719
          VP Regulatory Mgmt.                    476,294      92,198      384,096     715,315     298,339      416,976
                                               ---------   ---------    ---------   ---------   ---------    ---------
             Total Regulatory Affairs          2,089,361     403,985    1,685,376   2,560,726     530,683    2,030,043
                                               ---------   ---------    ---------   ---------   ---------    ---------

       Sr. VP Energy Services
          VP Energy Marketing                    716,075      27,696      688,378     716,075           -      716,075
                                               ---------   ---------    ---------   ---------   ---------    ---------
             Total Energy Services               716,075      27,696      688,378     716,075           -      716,075
                                               ---------   ---------    ---------   ---------   ---------    ---------

       Total President & COO                  33,770,916  10,149,554   23,621,362  45,184,420  16,622,308   28,562,112


Exec. VP & CFO                                   141,197      26,686      114,511     433,797     292,600      141,197

       Sr. VP Strategic Planning
          Dir. Product & Service Develop.
          Dir. Strategic Planning
             Total Strategic Planning

       Sr. VP Finance & Business Devel.           10,254       1,938        8,316      10,254           -       10,254

          Dir. Business Development
          Dir. Planning & Budgeting
             Distribution Budgeting               98,610           -       98,610      98,610           -       98,610
             Forecasting & Load Research         437,403     125,542      311,861     656,105     218,702      437,403
             Forecasting                         137,648      26,015      111,632     206,472      68,824      137,648
             Budgeting                            80,660      15,245       65,415     161,319      80,660       80,660
             Fin. Planning & Budgeting           203,182      38,401      164,781     338,637     135,455      203,182
                                               ---------   ---------    ---------   ---------   ---------    ---------
             Total Finance & Bus. Develop.       967,757     207,142      760,615   1,471,397     503,640      967,757
                                               ---------   ---------    ---------   ---------   ---------    ---------

       VP & Controller                           265,891      50,253      215,638     419,891     154,000      265,891
          Dir. Accounting Reporting              127,590      24,115      103,476     255,181     127,590      127,590
             Property Accounting                 388,360      73,400      314,960     665,760     332,880      332,880
             Accounting & Fin. Rept.             660,181     125,401      534,780   1,140,071     539,939      600,132
             Accounts Payable                    489,877      92,587      397,290     668,013     267,205      400,808
          Dir. Corporate Tax                     316,172      59,757      256,416     632,345     316,172      316,172
          Dir. Energy Mktg. Accounting           144,984      27,402      117,582     144,984           -      144,984
          Payroll                                254,218      48,047      206,171     381,327     190,664      190,664
          Corporate                            3,188,977    (530,522)   3,719,499   3,188,977    (530,522)   3,719,499
          Corporate Overheads                   (197,995)    184,249     (382,244)   (197,995)    184,249     (382,244)
          Holding Co. - Clearing                (240,347)    (17,308)    (223,039)   (240,347)    (17,308)    (223,039)
                                               ---------   ---------    ---------   ---------   ---------    ---------
             Total VP & Contoller              5,397,909     137,380    5,260,529   7,058,207   1,564,869    5,493,339
                                               ---------   ---------    ---------   ---------   ---------    ---------

       VP & Treasurer                            618,970     117,748      501,222     772,970     154,000      618,970
          Finance                                733,566     162,935      570,631   1,367,132     683,566      683,566
          Risk Mgmt. & Claims                    328,292      61,690      266,602     459,609     196,975      262,634
                                               ---------   ---------    ---------   ---------   ---------    ---------
             Total VP & Treasurer              1,680,828     342,373    1,338,455   2,599,711   1,034,541    1,565,170
                                               ---------   ---------    ---------   ---------   ---------    ---------

                                                                 ADDITIONAL EXPENSES
                                                    ------------------------------------------
                                                      COMBINED                GAS     ELECTRIC
President & COO  (continued)
----------------------------
       Group Exec. Regulatory Affairs                        -            (85,305)      85,305
          Dir. Exvironmental Affairs                   232,344              5,862      226,482
          VP Regulatory Mgmt.                          239,021            206,141       32,880
                                                    ----------          ---------    ---------
             Total Regulatory Affairs                  471,365            126,698      344,667
                                                    ----------          ---------    ---------

       Sr. VP Energy Services
          VP Energy Marketing                                -            (27,696)      27,696
                                                    ----------          ---------    ---------
             Total Energy Services                           -            (27,696)      27,696
                                                    ----------          ----------   ---------
       Total President & COO                        11,413,504          6,472,753    4,940,751


                                                       292,600            265,914       26,686
Exec. VP & CFO
       Sr. VP Strategic Planning
          Dir. Product & Service Develop.
          Dir. Strategic Planning
             Total Strategic Planning
                                                             -             (1,938)       1,938
       Sr. VP Finance & Business Devel.

          Dir. Business Development
          Dir. Planning & Budgeting                          -                  -            -
             Distribution Budgeting                    218,702             93,159      125,542
             Forecasting & Load Research                68,824             42,808       26,015
             Forecasting                                80,660             65,415       15,245
             Budgeting                                 135,455             97,053       38,401
             Fin. Planning & Budgeting              ----------          ---------    ---------
                                                       503,640            296,498      207,142
             Total Finance & Bus. Develop.          ----------          ---------    ---------

       VP & Controller                                 154,000            103,747       50,253
          Dir. Accounting Reporting                    127,590            103,476       24,115
             Property Accounting                       277,400            259,480       17,920
             Accounting & Fin. Rept.                   479,890            414,538       65,352
             Accounts Payable                          178,137            174,619        3,518
          Dir. Corporate Tax                           316,172            256,416       59,757
          Dir. Energy Mktg. Accounting                       -            (27,402)      27,402
          Payroll                                      127,109            142,616      (15,507)
          Corporate                                          -                  -            -
          Corporate Overheads                                -                  -            -
          Holding Co. - Clearing                             -                  -            -
                                                    ----------          ---------    ---------
             Total VP & Contoller                    1,660,298          1,427,489      232,809
                                                    ----------          ---------    ---------

       VP & Treasurer                                  154,000             36,252      117,748
          Finance                                      633,566            520,631      112,935
          Risk Mgmt. & Claims                          131,317            135,285       (3,969)
                                                    ----------          ---------    ---------
             Total VP & Treasurer                      918,883            692,169      226,714
                                                    ----------          ---------    ---------

                      LOUISVILLE GAS AND ELECTRIC COMPANY
    Estimated Annual Increase in Gas and Electric Expenses - (900 Accounts)
                     Assuming Divestiture of Gas Business

                                                      TOTAL EXPENSES - ACTUAL              TOTAL EXPENSES - DIVESTED
                                               -------------------------------------  ----------------------------------
                                                 COMBINED          GAS      ELECTRIC    COMBINED         GAS    ELECTRIC
      VP Information Technology                                                          184,800     184,800
               IS Rollup                           88,986       16,818        72,168     150,847      68,065      82,783
            Customer Relations Manager
               CRM-Distrib Operations              32,916       32,916             -      32,916      32,916           -
               CRM-Shared Services                472,563       89,314       383,249     801,077     361,459     439,618
            Dir. IT Development                   270,424       51,110       219,314     458,415     206,845     251,571
               ITD-Distrib. Operations            296,135       64,768       231,367     502,000     226,511     275,489
               ITD-Retail Business                847,743      315,022       532,721   1,437,073     648,431     788,642
               Year 2000                        2,029,056      382,841     1,646,216   2,029,056     382,841   1,646,216
               ITD-Fin & Materials                474,863       89,868       384,994     522,373     126,386     395,987
            Dir. IT Operations                    363,286       68,661       294,625     615,834     277,874     337,959
               ITD Shared Services                413,487       78,239       335,248     700,933     316,273     384,661
               ITD Energy Marketing                 1,608          304         1,304       1,608           -       1,608
               ITD Power Gen.                      58,414        8,906        49,508      58,414           -      58,414
               ITD-Fin & Materials                 27,474        5,193        22,282      27,474           -      27,474
               ITD Desktop Oper.                1,312,944      248,146     1,064,797   1,444,181     348,979   1,095,202
               Network Architecture             3,112,867      659,439     2,453,428   3,450,881     927,398   2,523,483
               Technology Support Serv.           403,307       76,225       327,082     443,620     107,199     336,422
               Computing Architecture
            Dir. IT Strat.. Plng. & Security
               IT Security                        309,397       58,476       250,921     618,795     309,397     309,397
               IT Production                    4,672,616      992,253     3,680,363   7,920,902   3,574,043   4,346,860
               IT Research & Mitigation Plng.     612,580      115,778       496,802   1,038,430     468,557     569,873
               IT Program Mgmt. & Finance         153,416       28,996       124,421     260,067     117,347     142,721
               IT Webmaster & Admin.               99,169       18,743        80,426     109,082      26,359      82,723
               IT Mitigating Plng.                196,748       37,185       159,563     333,522     150,491     183,032
                                               ----------    ---------    ----------  ----------  ----------  ----------
               Total VP Information Technology 16,250,001    3,439,202    12,810,799  23,142,304   8,862,170  14,280,133
                                               ----------    ---------    ----------  ----------  ----------  ----------

                                               ----------    ---------    ----------  ----------  ----------  ----------
       Dir. Internal Auditing                     577,883      109,220       468,663   1,040,190     462,307     577,883
                                               ----------    ---------    ----------  ----------  ----------  ----------

                                               ==========    =========    ==========  ==========  ==========  ==========
       Total Exec. VP & CFO                    25,015,575    4,262,002    20,753,573  35,745,606  12,720,127  23,025,479
                                               ==========    =========    ==========  ==========  ==========  ==========

                                               ----------    ---------    ----------  ----------  ----------  ----------
Exec. VP & Gen. Counsel & Secretary                 2,232          422         1,810     248,632     246,400       2,232
                                               ----------    ---------    ----------  ----------  ----------  ----------
      Legal                                     2,535,108      585,457     1,949,650   3,379,266   1,339,466   2,039,800
                                               ----------    ---------    ----------  ----------  ----------  ----------

                                               ----------    ---------    ----------  ----------  ----------  ----------
      Dir. Corporate Communications               864,242      186,773       677,469   1,234,631     493,853     740,779
                                               ----------    ---------    ----------  ----------  ----------  ----------

                                               ----------    ---------    ----------  ----------  ----------  ----------
      Dir. External Affairs                       727,967      146,593       581,374     935,957     415,981     519,976
                                               ----------    ---------    ----------  ----------  ----------  ----------

      VP Governmental Affairs

                                               ==========    =========    ==========  ==========  ==========  ==========
      Total Exec. VP & Gen Consl. & Secr.       4,129,548      919,245     3,210,303   5,798,487   2,495,699   3,302,787
                                               ==========    =========    ==========  ==========  ==========  ==========

                                                                    ADDITIONAL EXPENSES
                                                      -------------------------------------------
                                                        COMBINED                 GAS     ELECTRIC
      VP Information Technology                          184,800             184,800            -
               IS Rollup                                  61,861              51,246       10,615
            Customer Relations Manager
               CRM-Distrib Operations                          -                   -            -
               CRM-Shared Services                       328,514             272,145       56,369
            Dir. IT Development                          187,992             155,735       32,257
               ITD-Distrib. Operations                   205,865             161,743       44,123
               ITD-Retail Business                       589,330             333,409      255,921
               Year 2000                                       -                   -            -
               ITD-Fin & Materials                        47,511              36,518       10,993
            Dir. IT Operations                           252,548             209,213       43,334
               ITD Shared Services                       287,446             238,034       49,412
               ITD Energy Marketing                            -                (304)         304
               ITD Power Gen.                                  -              (8,906)       8,906
               ITD-Fin & Materials                             -              (5,193)       5,193
               ITD Desktop Oper.                         131,237             100,833       30,404
               Network Architecture                      338,014             267,959       70,055
               Technology Support Serv.                   40,313              30,974        9,339
               Computing Architecture
            Dir. IT Strat.. Plng. & Security
               IT Security                               309,397             250,921       58,476
               IT Production                           3,248,286           2,581,790      666,496
               IT Research & Mitigation Plng             425,850             352,779       73,071
               IT Program Mgmt. & Finance                106,651              88,351       18,300
               IT Webmaster & Admin.                       9,913               7,616        2,296
               IT Mitigating Plng.                       136,774             113,305       23,469
               Total VP Information Technology        ----------           ---------    ---------
                                                       6,892,303           5,422,969    1,469,334
                                                      ----------           ---------    ---------

                                                      ----------           ---------    ---------
                                                         462,307             353,087      109,220
       Dir. Internal Auditing                         ----------           ---------    ---------

                                                      ==========           =========    =========
                                                      10,730,031           8,458,125    2,271,906
       Total Exec. VP & CFO                           ==========           =========    =========

                                                      ----------           ---------    ---------
                                                         246,400             245,978          422
Exec. VP & Gen. Counsel & Secretary                   ----------           ---------    ---------
                                                         844,159             754,009       90,150
      Legal                                           ----------           ---------    ---------

                                                      ----------           ---------    ---------
                                                         370,389             307,080       63,310
      Dir. Corporate Communications                   ----------           ---------    ---------

                                                      ----------           ---------    ---------
                                                         207,991             269,388      (61,397)
      Dir. External Affairs                           ----------           ---------    ---------


      VP Governmental Affairs
                                                      ==========           =========    =========
                                                       1,668,939           1,576,454       92,484
      Total Exec. VP & Gen Consl. & Secr.             ==========           =========    =========


                      LOUISVILLE GAS AND ELECTRIC COMPANY
    Estimated Annual Increase in Gas and Electric Expenses - (900 Accounts)
                     Assuming Divestiture of Gas Business

                                                    TOTAL EXPENSES - ACTUAL             TOTAL EXPENSES - DIVESTED
                                             ------------------------------------ -----------------------------------
                                               COMBINED          GAS    ELECTRIC      COMBINED         GAS   ELECTRIC
                                            ----------   ----------- ----------   -----------  ----------  ----------
Sr. VP & Chief Administrative Officer          303,733       57,406     246,327       488,533     184,800     303,733
                                            ----------   ----------- ----------   -----------  ----------  ----------
      Dir. Human Resources
            HR Rollup                          675,704      127,708     547,996       675,704     127,708     547,996
            Utility Re-Engineering             207,704       39,256     168,448       207,704      39,256     168,448
            Employee Benefits                1,632,061      308,460   1,323,602     3,264,123   1,632,061   1,632,061
            Employee Development               332,308       61,263     271,044       664,615     332,308     332,308
            HRIS Adminstr.                         416           79         338           416          79         338
            HR Distrib. Svcs.                  545,327          139     545,188       545,327           -     545,327
            Field HR-Rtl. Ops.                 240,194       54,908     185,286       240,194           -     240,194
            HR Power Generation                 87,243            -      87,243        87,243           -      87,243
                                            ----------   ----------- ----------   -----------  ----------  ----------
            Total Human Resources            3,720,957      591,813   3,129,144     5,685,326   2,131,412   3,553,914
                                            ----------   ----------- ----------   -----------  ----------  ----------

      Dir. Energy Marketing & Corp. Staff

                                            ----------   ----------- ----------   -----------  ----------  ----------
      Health & Safety                          314,419       59,438     254,982       445,427     209,613     235,814
                                            ----------   ----------- ----------   -----------  ----------  ----------

      Industrial Relations

      VP Supply & Logistics                          1            0           1             1           -           1
          Dir. Operating Services
     3      Operating Services                 (11,141)      (2,106)     (9,035)      (14,854)     (7,427)     (7,427)
     3      Facilities Mgmt.                    70,147        9,687      60,460       140,294      70,147      70,147
     5      Facilities Services - East          30,804        5,832      24,973        61,609      30,804      30,804
    12      Facilities Mtce.                    35,556        4,151      31,406        35,556           -      35,556
     8      Fire Protection                     44,842        4,036      40,806        89,684      44,842      44,842
     4      Transportation                       5,308        1,003       4,305        10,616       5,308       5,308
     3      Project Mtce. Plng.                314,971       59,529     255,441       629,942     314,971     314,971
     2      Facilities Services - North      2,941,343      555,916   2,385,427     3,746,843     805,500   2,941,343
     1      Office Services (mailings)       2,126,814      740,911   1,385,903     3,605,321   1,626,781   1,978,540
     8      Real Estate & Right-of-Way         323,718       61,193     262,525       431,623     143,874     287,749
     3      Corporate Security                 375,414       73,915     301,498       750,828     375,414     375,414
                                            ----------   ----------- ----------   -----------  ----------  ----------
    52      Total Operating Services         6,257,777    1,514,068   4,743,709     9,487,463   3,410,214   6,077,249
                                            ----------   ----------- ----------   -----------  ----------  ----------

          Dir. Strategic Sourcing
            Supply Chain                       231,161       43,690     187,472       462,322     231,161     231,161
            Strategic Sourcing               1,654,021      312,610   1,341,411     1,757,397     723,634   1,033,763
            Inventory Mgmt.                    171,941       32,497     139,444       200,598      57,314     143,284
            Investment Recovery                100,413       16,829      83,584       111,570      22,314      89,256
                                            ----------   ----------- ----------   -----------  ----------  ----------
            Total Strategic Sourcing         2,157,536      405,625   1,751,911     2,531,887   1,034,423   1,497,464
                                            ----------   ----------- ----------   -----------  ----------  ----------

                                            ==========   ==========  ==========   ===========  ==========  ==========
       Total Sr. VP & Chief Admin. Officer  12,754,421    2,628,349  10,126,073    18,638,636   6,970,462  11,668,174
                                            ==========   ==========  ==========   ===========  ==========  ==========

                                            ==========   ==========  ==========   ===========  ==========  ==========
            GRAND TOTAL                     75,867,816   17,996,450  57,871,366   106,103,504  39,347,596  66,755,908
                                            ==========   ==========  ==========   ===========  ==========  ==========

                                                                 ADDITIONAL EXPENSES
                                                        -------------------------------------
                                                           COMBINED           GAS    ELECTRIC
                                                        ----------    ----------    ---------
Sr. VP & Chief Administrative Officer                      184,800       127,394       57,406
                                                        ----------    ----------    ---------
      Dir. Human Resources
            HR Rollup                                            -             -            -
            Utility Re-Engineering                               -             -            -
            Employee Benefits                            1,632,061     1,323,602      308,460
            Employee Development                           332,308       271,044       61,263
            HRIS Adminstr.                                       -             -            -
            HR Distrib. Svcs.                                    -          (139)         139
            Field HR-Rtl. Ops.                                   -       (54,908)      54,908
            HR Power Generation                                  -             -            -
                                                        ----------    ----------    ---------
            Total Human Resources                        1,964,369     1,539,599      424,770
                                                        ----------    ----------    ---------

      Dir. Energy Marketing & Corp. Staff

                                                        ----------    ----------    ---------
      Health & Safety                                      131,008       150,175      (19,167)
                                                        ----------    ----------    ---------

      Industrial Relations

      VP Supply & Logistics                                      -            (0)           0
          Dir. Operating Services
     3      Operating Services                              (3,714)       (5,322)       1,608
     3      Facilities Mgmt.                                70,147        60,460        9,687
     5      Facilities Services - East                      30,804        24,973        5,832
    12      Facilities Mtce.                                     -        (4,151)       4,151
     8      Fire Protection                                 44,842        40,806        4,036
     4      Transportation                                   5,308         4,305        1,003
     3      Project Mtce. Plng.                            314,971       255,441       59,529
     2      Facilities Services - North                    805,500       249,584      555,916
     1      Office Services (mailings)                   1,478,508       885,870      592,637
     8      Real Estate & Right-of-Way                     107,906        82,682       25,224
     3      Corporate Security                             375,414       301,498       73,915
                                                        ----------    ----------    ---------
    52      Total Operating Services                     3,229,686     1,896,147    1,333,539
                                                        ----------    ----------    ---------

          Dir. Strategic Sourcing
            Supply Chain                                   231,161       187,472       43,690
            Strategic Sourcing                             103,376       411,024     (307,648)
            Inventory Mgmt.                                 28,657        24,817        3,840
            Investment Recovery                             11,157         5,485        5,672
                                                        ----------    ----------    ---------
            Total Strategic Sourcing                       374,351       628,798     (254,447)
                                                        ----------    ----------    ---------

                                                        ==========    ==========    =========
       Total Sr. VP & Chief Admin. Officer               5,884,214     4,342,113    1,542,101
                                                        ==========    ==========    =========

                                                        ==========    ==========    =========
            GRAND TOTAL                                 30,235,688    21,351,145    8,884,542
                                                        ==========    ==========    =========

                                  Appendix C

                          Increased Plant Investment

                      Louisville Gas and Electric Company

                    Re-Determination of Common Utility Plant
                             as December 31, 1999

                                                     Original Cost  Depreciation      Net Book                   New Electric
                                                             As of       Reserve         As of    New Electric   Depreciation
                                                          12/31/99    12/31/1999    12/31/1999           Plant        Reserve
-----------------------------------------------------------------------------------------------------------------------------
Intagible Plant

        301     Organization                             83,782.29                   83,782.29       83,782.29              -
        302     Franchises and Consents                   4,400.00      4,900.00       (500.00)       4,400.00       4,900.00
        303     Miscellaneous Intangible Plant
                Developmental Software

                     Customer Information System      5,413,293.44  4,956,255.58    457,037.86       5,413,293      4,956,256
                     Wholesale Electric (WELOB)          84,094.69     76,994.69      7,100.00          84,095         76,995
                Law Library                              78,799.60     71,800.00      6,999.60          78,800         71,800
                Purchased Software                                                           -
                     Oracle Financials                6,449,445.68  1,952,483.16  4,496,962.52       6,449,446      1,952,483
                     Oracle Materials                 5,075,934.05  1,536,670.94  3,539,263.11       5,075,934      1,536,671
                     Peoplesoft                       1,714,138.58    518,932.47  1,195,206.11       1,714,139        518,932
                     Maximo (CMMS)                      822,914.02    249,126.21    573,787.81         822,914        249,126
                     Field Service Mobile Computing     581,254.02    175,966.86    405,287.16         581,254        175,967
                     Automated Design Software          539,474.20    163,318.58    376,155.62         539,474        163,319
                     Mapping/Imaging                    381,219.68    115,409.15    265,810.53         381,220        115,409
                     Gas Maps and Records               335,343.29    101,520.66    233,822.63               -              -
                     Automated Mapping                  241,830.04     88,044.25    153,785.79         241,830         88,044
                     Acufile Tax                        182,910.20     55,373.60    127,536.60         182,910         55,374
                     Symantic                           150,609.26     45,594.94    105,014.32         150,609         45,595
                     Gas Billing                        139,421.74     42,208.05     97,213.69               -              -
                     Micropads Reporting                123,182.10     37,291.75     85,890.35         123,182         37,292
                     Saratoga Systems                   117,286.05     35,506.79     81,779.26         117,286         35,507
                     Barcoding                          106,995.27     32,391.37     74,603.90         106,995         32,391
                     Software under $100,000            708,124.36    198,924.54    509,199.82         708,124        198,925
                                                    -------------------------------------------------------------------------
                 Sub-Total Software and Law Library  23,246,270.27 10,453,813.59 12,792,456.68   22,771,505.24  10,310,084.88
                                                    =========================================================================
                 Total Intangible                    23,334,452.56 10,458,713.59 12,875,738.97   22,859,687.53  10,314,984.88

                                                                           New Gas
                                                            New Gas   Depreciation
                                                              Plant        Reserve
                                                      ----------------------------
Intagible Plant

        301     Organization
        302     Franchises and Consents
        303     Miscellaneous Intangible Plant
                Developmental Software

                     Customer Information System          5,413,293
                     Wholesale Electric (WELOB)
                Law Library                                  78,800
                Purchased Software
                     Oracle Financials                    6,449,446
                     Oracle Materials                     5,075,934
                     Peoplesoft                           1,714,139
                     Maximo (CMMS)                                -
                     Field Service Mobile Computing         581,254
                     Automated Design Software              539,474
                     Mapping/Imaging                        381,220
                     Gas Maps and Records                   335,343     101,520.66
                     Automated Mapping                      241,830
                     Acufile Tax                            182,910
                     Symantic                               150,609
                     Gas Billing                            139,422      42,208.05
                     Micropads Reporting                    123,182
                     Saratoga Systems                       117,286
                     Barcoding                              106,995
                     Software under $100,000                708,124
                                                      ----------------------------
                 Sub-Total Software and Law Library   22,339,261.56     143,728.71
                                                      ============================
                 Total Intangible                     22,339,261.56     143,728.71

                      Louisville Gas and Electric Company

                    Re-Determination of Common Utility Plant
                             as December 31, 1999

                                                               Original Cost    Depreciation        Net Book
                                                                       As of         Reserve           As of      New Electric
                                                                    12/31/99      12/31/1999      12/31/1999             Plant
------------------------------------------------------------------------------------------------------------------------------
 General Plant

       389.1     Land                                           1,661,503.17                    1,661,503.17         1,661,503
       389.2     Land Rights                                      202,094.94       68,079.00      134,015.94            66,033
       390       Structures and Improvements                                                                                 -
                 Actors Theater                                   766,672.66      211,757.00      554,915.66           766,673
                 LG&E Building                                  1,642,633.16      670,257.00      972,376.16         1,642,633
                 Broadway Office Complex                       20,054,455.77    6,868,821.24   13,185,634.53        20,054,456
                 Auburndale Service Center                     22,651,482.77    3,307,199.91   19,344,282.86        22,651,483
                 East Service Center                            6,901,355.91    1,853,119.04    5,048,236.87         6,901,356
                 South Service Center                           3,858,688.59    1,492,797.58    2,365,891.01         3,858,689
                 Central Service Center, Misc. Bldg             2,426,178.87    1,775,411.26      650,767.61         2,426,179
                                                              ----------------------------------------------------------------
                                                               58,301,467.73   16,179,363.03   42,122,104.70     58,301,467.73
       391       Office Furniture and Equipment
                 Personal Computer Equipment                   11,086,206.45    8,955,362.78    2,130,843.67         8,688,455
                 Computer Equipment                             6,844,669.68    5,177,924.13    1,666,745.55         5,364,288
                 Office Furniture                              10,592,140.75    2,778,609.51    7,813,531.24         8,301,247
                 Office Equipment                               2,930,237.14      755,723.06    2,174,514.08         2,296,478
                 Security Equipment                             1,679,089.13      402,970.91    1,276,118.22         1,315,932
                                                              ----------------------------------------------------------------
                                                               33,132,343.15   18,070,590.39   15,061,752.76     25,966,400.26
       392.1     Transportation Equipment - Cars and Trucks       354,836.98      605,281.21     (250,444.23)          330,105
       392.2     Transportation Equipment - Trailers               66,516.63       19,867.76       46,648.87            61,880
       393       Stores Equipment                               1,238,479.65      206,146.99    1,032,332.66         1,238,480
       394.2     Garage Equipment                                 945,528.68      158,000.27      787,528.41           945,529
       394.3     Other Equipment                                  558,025.71       93,247.52      464,778.19           396,198
       395       Laboratory Equipment                              22,281.50        4,342.29       17,939.21            19,162
       396.1     Power Operated Equipment - Hourly Rated          462,708.04      904,166.34     (441,458.30)          393,302
       396.2     Power Operated Equipment - Other                  16,343.51        6,411.55        9,931.96            11,604
       397       Communication Equipment
                 Communications Equipment - Other              19,010,524.89    5,028,693.64   13,981,831.25        19,010,525
                 Communications Equipment - Computer            1,417,620.27      111,744.19    1,305,876.08         1,417,620
                                                              ----------------------------------------------------------------
                                                               20,428,145.16    5,140,437.83   15,287,707.33     20,428,145.16
       398       Miscellaneous Equipment                          284,299.59       85,905.75      198,393.84           201,853
                                                              ----------------------------------------------------------------
                 Total General Plant                          117,674,574.44   41,541,839.93   76,132,734.51    110,021,661.63

                 Total Common Plant                           141,009,027.00   52,000,553.52   89,008,473.48    132,881,349.16

                                                                    New Electric                  New Electric
                                                                    Depreciation        New Gas   Depreciation
                                                                         Reserve          Plant        Reserve
                                                                   -------------------------------------------
General Plant

       389.1     Land                                                          -
       389.2     Land Rights                                              22,244        136,062         45,835
       390       Structures and Improvements                                   -
                 Actors Theater                                          211,757
                 LG&E Building                                           670,257
                 Broadway Office Complex                               6,868,821    $ 6,600,000              0
                 Auburndale Service Center                             3,307,200      6,900,000              0
                 East Service Center                                   1,853,119      4,600,000              0
                 South Service Center                                  1,492,798
                 Central Service Center, Misc. Bldg                    1,775,411
                                                                   -------------------------------------------
                                                                   16,179,363.03  18,100,000.00              -
       391       Office Furniture and Equipment

                 Personal Computer Equipment                           6,823,633      3,711,279      2,131,729
                 Computer Equipment                                    3,945,374      2,291,359      1,232,550
                 Office Furniture                                      2,117,191      3,545,883        661,419
                 Office Equipment                                        575,831        980,942        179,892
                 Security Equipment                                      307,048        562,101         95,923
                                                                   -------------------------------------------
                                                                   13,769,077.51  11,091,563.14   4,301,512.88
       392.1     Transportation Equipment - Cars and Trucks              332,169        271,415        273,112
       392.2     Transportation Equipment - Trailers                      10,903         50,879          8,965
       393       Stores Equipment                                     206,146.99         12,385
       394.2     Garage Equipment                                        158,000        397,122
       394.3     Other Equipment                                          66,206        161,827         27,042
       395       Laboratory Equipment                                      3,734          3,119            608
       396.1     Power Operated Equipment - Hourly Rated                 768,541         69,406        135,625
       396.2     Power Operated Equipment - Other                          4,552          4,740          1,859
       397       Communication Equipment
                 Communications Equipment - Other                      5,028,694      6,364,067
                 Communications Equipment - Computer                     111,744        474,570
                                                                   -------------------------------------------
                                                                    5,140,437.83   6,838,636.82              -
       398       Miscellaneous Equipment                                  60,993         82,447         24,913
                                                                   -------------------------------------------
                 Total General Plant                               36,722,368.95  37,219,601.76   4,819,470.98

                 Total Common Plant                                47,037,353.83  59,558,863.32   4,963,199.69

                                  Appendix D

                         Revenue Requirement Analysis

LOUISVILLE GAS AND ELECTRIC COMPANY
Summary of Revenue Requirement Analysis

                                                                           Base Case
                                                   -------------------------------------------------------
Base Case                                                 Electric                 Gas            Combined
----------------------------------------------------------------------------------------------------------
Total Revenue Requirement                          $   768,400,832       $ 204,675,655       $ 973,076,487

Total Operation and Maintenance Expenses               504,484,532         151,906,879         656,391,411

Depreciation and Amortization Expenses                  83,619,014          13,601,848          97,220,862

Taxes Other Than Income Taxes                           13,033,513           3,896,709          16,930,222

Income before Interest and Income Taxes                167,263,773          35,270,219         202,533,992

Income Taxes                                            52,662,167          11,104,653          63,766,820

Operating Income                                       114,601,606          24,165,566         138,767,172

Rate Base                                            1,364,304,838         287,685,310       1,651,990,149

Return                                                        8.40%               8.40%               8.40%


                                                                         Stand Alone
                                                   -------------------------------------------------------
Stand Alone                                               Electric                 Gas            Combined
----------------------------------------------------------------------------------------------------------
Total Revenue Requirement                          $   781,170,285       $ 235,792,342      $1,016,962,626

Total Operation and Maintenance Expenses               513,369,073         173,258,025         686,627,098

Depreciation and Amortization Expenses                  86,059,765          18,337,193         104,396,958

Taxes Other Than Income Taxes                           13,367,694           4,649,879          18,017,572

Income before Interest and Income Taxes                168,373,753          39,547,245         207,920,998

Income Taxes                                            53,011,638          12,451,253          65,462,892

Operating Income                                       115,362,114          27,095,992         142,458,106

Rate Base                                            1,373,358,504         322,571,331       1,695,929,835

Return                                                        8.40%               8.40%               8.40%

                      Louisville Gas and Electric Company
                           Net Cost Rate Base - Gas
                                   Base Case

Gas Plant at Original Cost
--------------------------

Underground Storage Plant
350-357 Underground Storage Plant                  $  43,574,097

Total Storage Plant                                $  43,574,097

Transmission Plant
365-371 Transmission                               $  12,414,634

Distribution Plant
374     Land and Land Rights                       $     136,062
375     Structures & Improvements                        895,210
376     Mains                                        170,695,366
378     Meas. & Reg. Sta. Equip. - General             3,740,924
379     Meas. & Reg. Sta. Equip. - City Gate           2,247,764
380     Services                                      92,298,997
381     Meters                                        17,245,534
382     Meter Installations                            4,813,932
383     House Regulators                               3,162,805
384     House Regulator Installations                  1,026,389
385     Industrial Meas. & Reg. Equip.                   124,036
387     Other Equipment                                   27,952

Sub-Total Distribution Plant                       $ 296,414,971

U-T-D Subtotal                                     $ 352,403,702

117     Gas Stored Underground/Non-Current         $   2,139,990
301-303 Intangible Plant                                     800
389-399 General Plant                                 10,583,031
        Common Utility Plant                          35,252,257

Total Plant in Service                             $ 400,379,780


Construction Work In Progress

        Underground Storage                        $   7,204,673
        Transmission                                     147,433
        Distribution Mains                            25,128,814
        Other Distribution                             1,388,363
        Common                                         5,332,184

Total CWIP                                         $  39,201,467

Total Gas Plant at Original Cost                   $ 439,581,247

                      Louisville Gas and Electric Company
                           Net Cost Rate Base - Gas
                                   Base Case


Net Cost Rate Base
------------------

Total Gas Utility Plant at Original Cost            $ 439,581,247

Less:

Reserve for Depreciation
Underground Storage                                 $  26,465,494
Transmission                                           10,258,744
Distribution                                           91,913,853
General                                                 6,413,836
Common                                                 13,000,938

Total Depreciation Reserve                          $ 148,052,865

Customer Advances For Construction                  $  10,444,203
Accum. Deferred Income Taxes                           21,021,338
Investment Tax Credit                                      29,222
Deferred Income Taxes-FAS 109                           5,331,604

PLUS:

Materials and Supplies                              $   1,371,734
Prepayments                                               301,815
Gas Stored Underground                                 26,664,564
Cash Working Capital                                    4,645,182

Adjustments:

Unamortized Debt                                    $           -
Regulatory                                                      0
Customer Advances for Construction                              -
Depreciation Adjustment                                         -

Net Cost Rate Base                                  $ 287,685,310

                      Louisville Gas and Electric Company
                              Revenue Requirement
                                Base Case - Gas



       Total Revenue (Form 2, Page 300, Line 27)                                                                       $ 177,578,924

Less:

       Total Gas Supply Expenses (Form 2, Page 320, Line 97)                               114,745,423

       Total Underground Storage Expenses (Form 2, Page 322, Line 177)                       5,027,863

       Total Transmission O & M (Form 2, Page 323, Line 201)                                   590,108

       Total Distribution O & M (Form 2, Page 324, Line 229)                                13,547,035
                                                                                           -----------

Total Operation and Maintenance Expenses                                                                $ 133,910,429

         901 Supervision (Form 2, Page 324, Line 232)                                          477,873
         902 Meter Reading Expenses (Form 2, Page 324, Line 232)                             1,748,152
         903 Customer Records and Collection Expenses (Form 2, Page 324, Line 234)           2,879,886
         904 Uncollectible Accounts (Form 2, Page 324, Line 235)                               471,319
         905 Misc. Customer Accounts Expenses (Form 2, Page 324, Line 236)                     136,630
                                                                                           -----------

Total Customer Accounts Expenses (Form 2, Page 324, Line 237)                                               5,713,860

         907 Supervision (Form 2, Page 325, Line 240)                                           15,581
         908 Customer Assistance Expenses (Form 2, Page 325, Line 241)                          23,670
         909 Informational and Instructional Expenses (Form 2, Page 325, Line 242)              49,160
         910 Misc. Customer Service and Information Expenses (Form 2, Page 325, Line 243)          254
                                                                                           -----------

Total Customer Service and Information Expense (Form 2, Page 325, Line 244)                                    88,665

         911 Supervision (Form 2, Page 325, Line 247)                                                -
         912 Demonstrating and Selling Expenses (Form 2, Page 325, Line 248)                 1,244,178
         913 Advertising Expenses (Farm 2, Page 325, Line 249)                                  21,526
         916 Miscellaneous Sales Expenses (Form 2, Page 325, Line 250)                          53,482
                                                                                           -----------

Total Sales Expense (Form 2, Page 325, Line 251)                                                            1,319,186

         920 Administrative and General Salaries (Form 2, Page 325, Line 254)                2,578,051
         921 Office Supplies and Expenses (Form 2, Page 325, Line 255)                       1,168,712
         922 (Less) Administrative Expenses Transferred -- Cr. (Form 2, Page 325, Line 256)   (557,755)
         923 Outside Services Employed (Form 2, Page 325, Line 257)                          2,020,941
         924 Property Insurance (Form 2, Page 325, Line 258)                                    73,001
         925 Injuries and Damages (Form 2, Page 325, Line 259)                               1,048,283
         926 Employee Pensions and Benefits (Form 2, Page 325, Line 260)                     2,517,274
         927 Franchise Requirements (Form 2, Page 325, Line 261)                               417,009
         928 Regulatory Commission Expenses (Form 2, Page 325, Line 261)                         8,930
         929 (Less) Duplicate Charges -- Cr. (Form 2, Page 325, Line 262)                     (316,768)
       930.1 General Advertising Expenses (Form 2, Page 325, Line 264)                          60,634

                      Louisville Gas and Electric Company
                              Revenue Requirement
                                Base Case - Gas

       930.2 Miscellaneous General Expenses (Form 2, Page 325, Line 265)                       367,074
         931 Rents (Form 2, Page 325, Line 266)                                                622,070
         935 Maintenance of General Plant (Form 2, Page 325, Line 269)                         867,283
                                                                                             ---------

Total Administrative and General Expense (Form 2, Page 325, Line 270)                                     10,874,739

             Underground Storage Depr. & Amort. Expense (Form 2, Page 336, Line 5)           1,661,696
             Transmission Plant Depr. & Amort. Expense (Form 2, Page 336, Line 9)              290,550
             Distribution Plant Depr. & Amort. Expense (Form 2, Page 336, Line 10)           8,266,056
             General Plant Depr. & Amort. Expense (Form 2, Page 336, Line 11)                  100,568
             Common Plant Depr. & Amort. Expense (Form 2, Page 336, Line 12)                 3,282,978
                                                                                             ---------

Total Depreciation and Amortization Expense (Form 2, Page 336, Line 25)                                   13,601,848

             Real Estate Taxes                                                               1,654,032
             Personal Property Taxes                                                           735,624
             Unemployment Insurance                                                             (8,053)
             Federal Old Age & Survivor Insurance                                            1,250,251
             Public Service Commission Fee                                                     349,307
             Miscellaneous                                                                     (84,452)
                                                                                             ---------

Total Taxes Other Than Income Taxes                                                                        3,896,709
                                                                                                          ----------

Total Expenses Net of Income tax and Interest                                                                         $ 169,405,436
                                                                                                                      -------------

Operating Income                                                                                                      $   8,173,488

Income Taxes                                                                                                                890,568
                                                                                                                      -------------

Net Operating Income                                                                                                  $   7,282,920

Net Cost Rate Base                                                                                                      287,685,310

Rate of Return - 1999 Actual                                                                                                   2.53%

Adjustment to Reflect Expected Return Filed in Rate Case

Expected Return                                                                                                                8.40%

Total Expenses Net of Income tax and Interest - Page 2                                                                $ 169,405,436

Net Operating Income                                                                                                     24,165,566

State and Federal Income Taxes at .403625                                                                                11,104,653
                                                                                                                      -------------

Total Revenue Requirement at Expected Return                                                                          $ 204,675,655

                      Louisville Gas and Electric Company
                              Revenue Requirement
                                Base Case - Gas

                                            Weighted         Grossed up
                        Percent   Cost      Cost             For Taxes

Debt                      48.96%     5.55%             2.71%           2.71%
Prefferred Stock           6.25%     5.19%             0.32%           0.54%
Common Equity             44.79%    12.00%             5.37%           9.00%
                          ------                       -----           -----
                         100.00%                       8.40%          12.26%

                      Louisville Gas and Electric Company
                           Net Cost Rate Base - Gas
                              Stand-alone Company

Gas Plant at Original Cost
--------------------------

Underground Storage Plant
350-357    Underground Storage Plant                     $  43,574,097

Total Storage Plant                                      $  43,574,097

Transmission Plant
365-371    Transmission                                  $  12,414,634

Distribution Plant
374        Land and Land Rights                          $     136,062
375        Structures & Improvements                           895,210
376        Mains                                           170,695,366
378        Meas. & Reg. Sta. Equip. - General                3,740,924
379        Meas. & Reg. Sta. Equip. - City Gate              2,247,764
380        Services                                         92,298,997
381        Meters                                           17,245,534
382        Meter Installations                               4,813,932
383        House Regulators                                  3,162,805
384        House Regulator Installations                     1,026,389
385        Industrial Meas. & Reg. Equip.                      124,036
387        Other Equipment                                      27,952

Sub-Total Distribution Plant                             $ 296,414,971

U-T-D Subtotal                                           $ 352,403,702

117        Gas Stored Underground/Non-Current            $   2,139,990
301-303    Intangible Plant                                        800
389-399    General Plant                                    10,583,031
           Common Utility Plant                             59,558,863

Total Plant in Service                                   $ 424,686,387



Gas Plant at Original Cost (Continued)
-------------------------------------

Construction Work In Progress

           Underground Storage                           $   7,204,673
           Transmission                                        147,433
           Distribution Mains                               25,128,814
           Other Distribution                                1,388,363
           Common                                            5,332,184

Total CWIP                                               $  39,201,467

Total Gas Plant at Original Cost                         $ 463,887,854

                      Louisville Gas and Electric Company
                           Net Cost Rate Base - Gas
                              Stand-alone Company

Net Cost Rate Base
------------------

Total Gas Utility Plant at Original Cost                 $ 463,887,854

Less:

Reserve for Depreciation

Underground Storage                                      $  26,465,494
Transmission                                                10,258,744
Distribution                                                91,913,853
General                                                      6,413,836
Common                                                       4,963,200

Total Depreciation Reserve                               $ 140,015,127

Customer Advances For Construction                       $  10,444,203
Accum. Deferred Income Taxes                                20,314,604
Investment Tax Credit                                           29,222
Deferred Income Taxes-FAS 109                                6,182,244

PLUS:

Materials and Supplies                                   $   1,371,734
Prepayments                                                    318,504
Gas Stored Underground                                      26,664,564
Cash Working Capital                                         7,314,075

Adjustments:

Unamortized Debt                                         $           -
Regulatory                                                           0
Customer Advances for Construction                                   -
Depreciation Adjustment                                              -

Net Cost Rate Base                                       $ 322,571,331

                      Louisville Gas and Electric Company
                              Revenue Requirement
                            Stand-alone Gas Company

       Total Revenue (Form 2, Page 300, Line 27)                                                                       $ 177,578,924

Less:

       Total Gas Supply Expenses (Form 2, Page 320, Line 97)                             114,745,423

       Total Underground Storage Expenses (Form 2, Page 322, Line 177)                     5,027,863

       Total Transmission O & M (Form 2, Page 323, Line 201)                                 590,108

       Total Distribution O & M (Form 2, Page 324, Line 229)                              13,547,035
                                                                                         ----------

Total Operation and Maintenance Expenses                                                               $ 133,910,429

         901 Supervision                                                                     830,729
         902 Meter Reading Expenses                                                        3,038,892
         903 Customer Records and Collection Expenses                                      4,986,308
         904 Uncollectible Accounts                                                          471,319
         905 Misc. Customer Accounts Expenses                                                172,993
                                                                                          ----------

Total Customer Accounts Expenses                                                                           9,500,241

         907 Supervision                                                                      48,798
         908 Customer Assistance Expenses                                                     29,147
         909 Informational and Instructional Expenses                                        108,701
         910 Misc. Customer Service and Information Expenses                                   3,023
                                                                                          ----------

Total Customer Service and Information Expense                                                               189,669

         911 Supervision                                                                           -
         912 Demonstrating and Selling Expenses                                            2,651,751
         913 Advertising Expenses                                                             50,099
         916 Miscellaneous Sales Expenses                                                     57,431
                                                                                           ---------

Total Sales Expense                                                                                        2,759,282

         920 Administrative and General Salaries                                           7,795,012
         921 Office Supplies and Expenses                                                  3,116,085
         922 (Less) Administrative Expenses Transferred -- Cr.                              (557,755)
         923 Outside Services Employed                                                     5,246,041
         924 Property Insurance                                                               81,692
         925 Injuries and Damages                                                          1,244,173
         926 Employee Pensions and Benefits                                                4,586,473
         927 Franchise Requirements                                                          417,009
         928 Regulatory Commission Expenses                                                   20,411

                      Louisville Gas and Electric Company
                              Revenue Requirement
                            Stand-alone Gas Company

         929 (Less) Duplicate Charges -- Cr.                                             (316,768)
         930 General Advertising Expenses                                               1,032,185
         931 Rents                                                                      2,176,241
         935 Maintenance of General Plant                                               2,057,605
                                                                                       ----------

Total Administrative and General Expense                                                                 26,898,404

             Underground Storage Depr. & Amort. Expense (Form 2, Page 336, Line 5)      1,661,696
             Transmission Plant Depr. & Amort. Expense (Form 2, Page 336, Line 9)         290,550
             Distribution Plant Depr. & Amort. Expense (Form 2, Page 336, Line 10)      8,266,056
             General Plant Depr. & Amort. Expense (Form 2, Page 336, Line 11)             100,568
             Common Plant Depr. & Amort. Expense                                        8,018,323
                                                                                        ---------

Total Depreciation and Amortization Expense (Form 2, Page 336, Line 25)                                  18,337,193

             Real Estate Taxes                                                          1,745,492
             Personal Property Taxes                                                      776,300
             Unemployment Insurance                                                       (11,739)
             Federal Old Age & Survivor Insurance                                       1,822,575
             Public Service Commission Fee                                                401,703
             Miscellaneous                                                                (84,452)
                                                                                       ----------

Total Taxes Other Than Income Taxes                                                                       4,649,879
                                                                                                          ---------

Total Expenses Net of Income tax and Interest                                                                         $ 196,245,097
                                                                                                                      -------------

Return Expected in Rate Case                                                                                                   8.40%

Net Cost Rate Base                                                                                                      322,571,331

Net Operating Income                                                                                                  $  27,095,992

State and Federal Income Taxes at .403625                                                                                12,451,253
                                                                                                                      -------------

Total Revenue Requirement at Expected Return                                                                          $ 235,792,342


                                        Weighted             Grossed up
                    Percent   Cost      Cost                 For Taxes
Debt                   48.96%     5.55%                2.71%           2.71%
Prefferred Stock        6.25%     5.19%                0.32%           0.54%
Common Equity          44.79%    12.00%                5.37%           9.00%
                      ------                           ----           -----
                      100.00%                          8.40%          12.26%

                      Louisville Gas and Electric company
                         Net Coat Rate Base - Electric
                                   Base Case

Electric Plant at Original Cost
-------------------------------

Production Plant
310-346 Production Plant                             $ 1,619,153,844

Transmission Plant
350-359 Transmission Plant                           $   192,144,167

Distribution Plant
360     Land and Land Rights                         $     1,944,027
361     Structures & Improvements                          5,653,623
362     Station Equipment                                 73,860,667
364     Poles, Towers, & Fixtures                         82,950,556
365     OH Conductors & Devices                          108,597,725
366     Underground Conduit                               45,391,879
367     UG Conductors & Devices                           60,520,829
368     Line Transformers                                 85,618,246
369     Services                                          22,506,932
370     Meters                                            30,301,866
373     St. Lighting & Signal Systems                     45,258,695

Total Distribution Plant                             $   562,605,045

P-T-D Subtotal                                       $ 2,373,903,056

301-303 Intangible Plant                                       2,340
389-399 General Plant                                     21,984,014
        Common Utility Plant                             105,756,770

Total Plant in Service                               $ 2,501,646,180


Plant Held For Future Use                                    817,841

Total CWIP                                           $   123,793,419

Total Electric Plant at Original Cost                $ 2,626,257,440

                      Louisville Gas and Electric company
                         Net Coat Rate Base - Electric
                                   Base Case

Net Cost Rate Base
------------------

Total Gas Utility Plant at Original Cost                $ 2,626,257,440

Less:

Reserve for Depreciation
Production                                              $   686,135,958
Transmission                                                100,398,497
Distribution                                                226,772,846
General                                                      14,671,180
Common                                                       39,000,516

Total Depreciation Reserve                              $ 1,066,978,997

Customer Advances For Construction                      $       660,151
Accum. Deferred Income Taxes                                234,888,530
Investment Tax Credit                                            72,506
Deferred Income Taxes-FAS 109                                51,435,440

PLUS:

Materials and Supplies                                  $    48,851,588
Prepayments                                                   1,367,448
Cash Working Capital                                         41,863,986

Adjustments:

Unamortized Debt                                        $             -
Regulatory                                                            0
Customer Advances for Construction                                    -
Depreciation Adjustment                                               -

Net Cost Rate Base                                      $ 1,364,304,838

                      Louisville Gas and Electric Company
                        Revenue Requirement - Electric
                                   Base Case

       Total Revenue (Form 1, Page 300, Line 27)                                                                       $ 790,670,128

Less:

       Total Power Production Expenses (Form 1, Page 320, Line 80)                         415,270,461

       Total Transmission Expenses (Form 1, Page 321, Line 100)                              8,000,238

       Total Distribution Expenses (Form 1, Page 322, Line 126)                             23,342,466
                                                                                           -----------

Total Operation and Maintenance Expenses                                                                $ 446,613,165

         901 Supervision (Form 1, Page 322, Line 129)                                          608,202
         902 Meter Reading Expenses (Form 1, Page 322, Line 130)                             2,552,427
         903 Customer Records and Collection Expenses (Form 1, Page 322, Line 131)           3,794,017
         904 Uncollectible Accounts (Form 1, Page 322, Line 132)                             1,492,509
         905 Misc. Customer Accounts Expenses (Form 1, Page 322, Line 133)                     224,067
                                                                                           -----------

Total Customer Accounts Expenses (Form 1, Page 322, Line 134)                                               8,671,222

         907 Supervision (Form 1, Page 322, Line 137)                                           48,217
         908 Customer Assistance Expenses (Form 1, Page 322, Line 138)                       1,428,557
         909 Informational and Instructional Expenses (Form 1, Page 322, Line 139)             204,217
         910 Misc. Customer Service and Information Expenses (Form 1, Page 322, Line 140)       62,159
                                                                                           -----------

Total Customer Service and Information Expense (Form 1, Page 322, Line 141)                                 1,743,150

         911 Supervision (Form 1, Page 322, Line 144)                                                -
         912 Demonstrating and Selling Expenses (Form 1, Page 322, Line 145)                 1,579,228
         913 Advertising Expenses (Farm 1, Page 322, Line 146)                                  68,167
         916 Miscellaneous Sales Expenses (Form 1, Page 322, Line 147)                         194,876
                                                                                           -----------

Total Sales Expense (Form 1, Page 322, Line 148)                                                            1,842,271

         920 Administrative and General Salaries (Form 1, Page 322, Line 151)               11,650,383
         921 Office Supplies and Expenses (Form 1, Page 322, Line 152)                       4,538,866
         922 (Less) Administrative Expenses Transferred -- Cr. (Form 1, Page 322, Line 153) (2,831,388)
         923 Outside Services Employed (Form 1, Page 323, Line 155)                          8,622,051
         924 Property Insurance (Form 1, Page 323, Line 156)                                   938,063
         925 Injuries and Damages (Form 1, Page 323, Line 157)                               1,912,057
         926 Employee Pensions and Benefits (Form 1, Page 323, Line 158)                    10,176,878
         927 Franchise Requirements (Form 1, Page 323, Line 159)                                15,610
         928 Regulatory Commission Expenses (Form 1, Page 323, Line 160)                       352,844
         929 (Less) Duplicate Charges -- Cr. (Form 1, Page 323, Line 161)                      (91,780)
       930.1 General Advertising Expenses (Form 1, Page 323, Line 162)                         150,849
       930.2 Miscellaneous General Expenses (Form 1, Page 323, Line 163)                     4,863,715

                      Louisville Gas and Electric Company
                        Revenue Requirement - Electric
                                   Base Case

         931 Rents (Form 1, Page 323, Line 164)                                              2,640,777
         935 Maintenance of General Plant (Form 1, Page 323, Line 167)                       2,675,799
                                                                                           -----------

Total Administrative and General Expense (Form 1, Page 323, Line 168)                                       45,614,724

             Steam Production Plant Depr. & Amort. Expense (Form 1, Page 336, Line 2)       49,051,242
             Hydrolic Production Plant Depr. & Amort. Expense (Form 1, Page 336, Line 4)       166,032
             Other Production Plant Depr. & Amort. Expense (Form 1, Page 336, Line 6)          834,828
             Transmission Plant Depr. & Amort. Expense (Form 1, Page 336, Line 7)            4,658,793
             Distribution Plant Depr. & Amort. Expense (Form 1, Page 336, Line 8)           18,918,315
             General Plant Depr. & Amort. Expense (Form 1, Page 336, Line 9)                   146,012
             Common Plant Depr. & Amort. Expense (Form 1, Page 336, Line 10)                 9,843,792
                                                                                           -----------

Total Depreciation and Amortization Expense (Form 1, Page 336, Line 11)                                     83,619,014

             Real Estate Taxes                                                               1,374,940
             Personal Property Taxes                                                         5,609,044
             Unemployment Insurance                                                            (35,615)
             Federal Old Age & Survivor Insurance                                            5,530,473
             Public Service Commission Fee                                                     908,218
             Miscellaneous                                                                    (353,547)
                                                                                           -----------

Total Taxes Other Than Income Taxes                                                                         13,033,513
                                                                                                            ----------

Total Expenses Net of Income tax and Interest                                                                        $  601,137,059
                                                                                                                     --------------

Operating Income                                                                                                     $  189,533,069

Income Taxes                                                                                                             56,724,640
                                                                                                                     --------------

Net Operating Income                                                                                                 $  132,808,429

Net Cost Rate Base                                                                                                    1,364,304,838

Rate of Return                                                                                                                 9.73%

Adjustment to Reflect Expected Return Filed in Gas Rate Case

Expected Return                                                                                                                8.40%

Total Expenses Net of Income tax and Interest - Page 2                                                               $  601,137,059
                                                                                                                     --------------

Net Operating Income                                                                                                 $  114,601,606

State and Federal Income Taxes at .403625                                                                                52,662,167
                                                                                                                     --------------

Total Revenue Requirement at Expected Return                                                                         $  768,400,832

                      Louisville Gas and Electric Company
                        Revenue Requirement - Electric
                                   Base Case

                                            Weighted            Grossed up
                        Percent   Cost      Cost                For Taxes

Debt                      48.96%     5.55%                 2.71%          2.71%
Prefferred Stock           6.25%     5.19%                 0.32%          0.54%
Common Equity             44.79%    12.00%                 5.37%          9.00%
                         ------                            ----          -----
                         100.00%                           8.40%         12.26%

                      Louisville Gas and Electric Company
                         Net Cost Rate Base - Electric
                              Stand-alone Company

Electric Plant at Original Cost
-------------------------------

Production Plant
310-346 Production Plant                                  $ 1,619,153,844

Transmission Plant
350-359 Transmission Plant                                $   192,144,167

Distribution Plant
360     Land and Land Rights                              $     1,944,027
361     Structures & Improvements                               5,653,623
362     Station Equipment                                      73,860,667
364     Poles, Towers, & Fixtures                              82,950,556
365     OH Conductors & Devices                               108,597,725
366     Underground Conduit                                    45,391,879
367     UG Conductors & Devices                                60,520,829
368     Line Transformers                                      85,618,246
369     Services                                               22,506,932
370     Meters                                                 30,301,866
373     St. Lighting & Signal Systems                          45,258,695

Total Distribution Plant                                  $   562,605,045

P-T-D Subtotal                                            $ 2,373,903,056

301-303 Intangible Plant                                            2,340
389-399 General Plant                                          21,984,014
        Common Utility Plant                                  132,881,349

Total Plant in Service                                    $ 2,528,770,759


Gas Plant at Original Cost (Continued)
--------------------------------------

Plant Held For Future Use                                         817,841

Total CWIP                                                $   123,793,419

Total Electric Plant at Original Cost                     $ 2,653,382,019


Net Cost Rate Base
------------------

Total Gas Utility Plant at Original Cost                  $ 2,653,382,019

Less:

Reserve for Depreciation
Production                                                $   686,135,958
Transmission                                                  100,398,497
Distribution                                                  226,772,846

                      Louisville Gas and Electric Company
                         Net Cost Rate Base - Electric
                              Stand-alone Company

General                                                     14,671,180
Common                                                      47,037,354

Total Depreciation Reserve                             $ 1,075,015,835

Customer Advances For Construction                     $    10,444,203
Accum. Deferred Income Taxes                               237,157,169
Investment Tax Credit                                           29,222
Deferred Income Taxes-FAS 109                               50,584,799

PLUS:

Materials and Supplies                                 $    48,851,588
Prepayments                                                  1,381,571
Cash Working Capital                                        42,974,554

Adjustments:

Unamortized Debt                                       $             -
Regulatory                                                           -
Customer Advances for Construction                                   -
Depreciation Adjustment                                              -

Net Cost Rate Base                                     $ 1,373,358,504

                      Louisville Gas and Electric Company
                              Revenue Requirement
                         Stand-alone Electric Company

       Total Revenue (Form 1, Page 300, Line 27)                                                    $ 790,670,128

Less:

       Total Power Production Expenses (Form 1, Page 320, Line 80)      415,270,461

       Total Transmission Expenses (Form 1, Page 321, Line 100)           8,000,238

       Total Distribution Expenses (Form 1, Page 322, Line 126)          23,342,466
                                                                        -----------

Total Operation and Maintenance Expenses                                             $ 446,613,165

         901 Supervision                                                  1,010,358
         902 Meter Reading Expenses                                       4,023,406
         903 Customer Records and Collection Expenses                     6,194,742
         904 Uncollectible Accounts                                       1,492,509
         905 Misc. Customer Accounts Expenses                               265,348
                                                                        -----------

Total Customer Accounts Expenses                                                        12,986,364

         907 Supervision                                                     59,350
         908 Customer Assistance Expenses                                 1,430,334
         909 Informational and Instructional Expenses                       221,669
         910 Misc. Customer Service and Information Expenses                 61,897
                                                                        -----------

Total Customer Service and Information Expense                                           1,773,249

         911 Supervision                                                          -
         912 Demonstrating and Selling Expenses                           1,964,934
         913 Advertising Expenses                                            76,542
         916 Miscellaneous Sales Expenses                                   196,143
                                                                        -----------

Total Sales Expense                                                                      2,237,619

         920 Administrative and General Salaries                         12,562,936
         921 Office Supplies and Expenses                                 5,193,582
         922 (Less) Administrative Expenses Transferred -- Cr.           (2,831,388)
         923 Outside Services Employed                                    9,509,512
         924 Property Insurance                                             937,830
         925 Injuries and Damages                                         1,947,160
         926 Employee Pensions and Benefits                              10,728,667
         927 Franchise Requirements                                          15,610
         928 Regulatory Commission Expenses                                 356,671
         929 (Less) Duplicate Charges -- Cr.                                (91,780)
         930 General Advertising Expenses                                 5,129,083
         931 Rents                                                        3,224,373

                      Louisville Gas and Electric Company
                              Revenue Requirement
                         Stand-alone Electric Company

         935 Maintenance of General Plant                                                    3,076,421
                                                                                            ----------

Total Administrative and General Expense                                                                  49,758,677

             Steam Production Plant Depr. & Amort. Expense (Form 1, Page 336, Line 2)       49,051,242
             Hydrolic Production Plant Depr. & Amort. Expense (Form 1, Page 336, Line 4)       166,032
             Other Production Plant Depr. & Amort. Expense (Form 1, Page 336, Line 6)          834,828
             Transmission Plant Depr. & Amort. Expense (Form 1, Page 336, Line 7)            4,658,793
             Distribution Plant Depr. & Amort. Expense (Form 1, Page 336, Line 8)           18,918,315
             General Plant Depr. & Amort. Expense (Form 1, Page 336, Line 9)                   146,012
             Common Plant Depr. & Amort. Expense                                            12,284,543
                                                                                            ----------

Total Depreciation and Amortization Expense (Form 1, Page 336, Line 11)                                   86,059,765

             Real Estate Taxes                                                               1,389,141
             Personal Property Taxes                                                         5,666,975
             Unemployment Insurance                                                            (37,255)
             Federal Old Age & Survivor Insurance                                            5,785,079
             Public Service Commission Fee                                                     917,300
             Miscellaneous                                                                    (353,547)
                                                                                            ----------

Total Taxes Other Than Income Taxes                                                                       13,367,694
                                                                                                          ----------

Total Expenses Net of Income tax and Interest                                                                        $  612,796,532
                                                                                                                     --------------

Return Expected in Rate Case                                                                                                   8.40%

Net Cost Rate Base                                                                                                    1,373,358,504

Net Operating Income                                                                                                 $  115,362,114

State and Federal Income Taxes at .403625                                                                                53,011,638
                                                                                                                     --------------

Total Revenue Requirement at Expected Return                                                                         $  781,170,285

                                            Weighted        Grossed up
                        Percent   Cost      Cost            For Taxes

Debt                      48.96%     5.55%             2.71%         2.71%
Prefferred Stock           6.25%     5.19%             0.32%         0.54%
Common Equity             44.79%    12.00%             5.37%         9.00%
                         ------                        ----         -----
                         100.00%                       8.40%        12.26%

                                  Appendix E

                                Lost Economies

LOUISVILLE GAS AND ELECTRIC COMPANY
Determination of Lost Economies From a Ratepayer Perspective

                                           Gas                  Electric
                                       -----------            -----------

New Revenue Requirement                235,792,342            781,170,285
Old Revenue Requirement                204,675,655            768,400,832
                                       -----------            -----------

Increase in Revenue Requirement         31,116,687             12,769,453

New Income Tax                          12,451,253             53,011,638
Old Income Tax                          11,104,653             52,662,167
                                       -----------            ----------

Increase in Income Taxes                 1,346,600                349,471

Lost Economics                          29,770,087             12,419,982

                                  Appendix F

                              NewLouGas Investor

                           Impact of Lost Economies

LOUISVILLE GAS AND ELECTRIC COMPANY
Determination of Lost Economies on Investors

                                                        NewLouGas              Gas
                                                     No Rate Increase       Base Case
Total Revenue                                        $    204,675,655    $   204,675,655

Total Administrative and General Expense                  173,258,025        151,906,879

Total Depreciation and Amortization Expense                18,337,193         13,601,848

Total Taxes Other Than Income Taxes                         4,649,879          3,896,709

Total Expenses Net of Income tax and Interest        $    196,245,097    $   169,405,436
                                                     ----------------    ---------------

Operating Income                                     $      8,430,558    $    35,270,219

Interest Expense                                     $      8,764,733    $     7,816,829
                                                     ----------------    ---------------

Taxable Income                                               (334,175)        27,453,390
                                                     ----------------    ---------------

Income Taxes                                         $              -         11,104,653
                                                     ----------------    ---------------

Net Income                                           $       (334,175)   $    16,348,737

Net Cost Rate Base                                        322,571,331        287,685,310

Lost Economies                                       $     16,682,912